Exhibit T3A.56

FORM 2

SOCIETY NO. 1151

SOCIETIES WITH RESTRICTED LIABILITY ACT OF BARBADOS

CERTIFICATE OF ORGANISATION

CHC HELICOPTERS (BARBADOS) SRL

Name of Society

I hereby certify that the above-mentioned Society, the Articles of Organisation of which are attached, was organised under the Societies with Restricted Liability Act of Barbados.

Dep. Registrar of Corporate Affairs
and Intellectual Property

August 25th, 2014
Date of Organisation

FORM 5 SOCIETY NO. 1151

SOCIETIES WITH RESTRICTED LIABILITY ACT OF BARBADOS

CERTIFICATE OF AMENDMENT

CHC HELICOPTERS (BARBADOS) SRL

Name of Society

I hereby certify that the Articles of the above-mentioned society were amended.

☑ Under Section 7 of the Societies with Restricted Liability Act in accordance with the attached notice.

Dep. Registrar of Companies

October 23rd, 2014
Date of Amendment

Form 4

SOCIETIES WITH RESTRICTED LIABILITY ACT OF BARBADOS
(Section 7)

ARTICLES OF AMENDMENT

1.	Name of Society

CHC HELICOPTERS (BARBADOS) SRL

2.	Society Number

1151

3.	The articles of the above named Society are amended as follows:

Pursuant to section 7 of the Societies with Restricted Liability Act of the Laws of Barbados, Item 7 of the Articles of Organisation be amended by deleting "Restrictions on Transfer of Quotas" in its entirety and replacing it with the following:

1.	"No quota in the capital of the Society shall be transferred without the approval of the Managers of the Society or of a committee of such Managers evidenced by resolution and the Managers may, in their absolute discretion, and without assigning any reason therefor, decline to register any transfer of any quota.

2.	Notwithstanding anything contained in these Articles, the Managers shall not decline to register any transfer of quotas, nor may they suspend registration thereof where such transfer is executed by any quotaholder, or by any company, bank or institution to whom such quotas have been charged by way of security, or by any nominee of such a society, bank or institution, pursuant to the power of sale under such security, and a certificate by any official of such society, bank or institution that the quotas were so charged and the transfer was so executed shall be conclusive evidence of such facts."

The annexed Schedule I is incorporated to this Form 4.

Date:		Signature:		Title:
	October 23, 2014		/s/ Christopher David Bynoe		Manager
Christopher David Bynoe

For Ministry use only
Society Number: 1151	Filed: 2014-10-23

FORM 4

SOCIETY WITH RESTRICTED LIABILITY ACT

OF THE LAWS OF BARBADOS

(Section 7)

ARTICLES OF AMENDMENT

Society Name	Society Number

CHC HELICOPTERS (BARBADOS) SRL	1151

SCHEDULE I

RESOLVED as a Special Resolution of CHC HELICOPTERS (BARBADOS) SRL that:

A.	Pursuant to section 7 of the Societies with Restricted Liability Act of the Laws of Barbados, Item 7 of the Articles of Organisation be amended by deleting “Restrictions on Transfer of Quotas” in its entirety and replacing it with the following:

1.	"No quota in the capital of the Society shall be transferred without the approval of the Managers of the Society or of a committee of such Managers evidenced by resolution and the Managers may, in their absolute discretion, and without assigning any reason therefor, decline to register any transfer of any quota.

2.	Notwithstanding anything contained in these Articles, the Managers shall not decline to register any transfer of quotas, nor may they suspend registration thereof where such transfer is executed by any quotaholder, or by any company, bank or institution to whom such quotas have been charged by way of security, or by any nominee of such a society, bank or institution, pursuant to the power of sale under such security, and a certificate by any official of such society, bank or institution that the quotas were so charged and the transfer was so executed shall be conclusive evidence of such facts.”

B.	Any one officer or manager of the Society is hereby authorized and directed on behalf of the Society to deliver Articles of Amendment, in duplicate, in the prescribed form to the appropriate authorities under the Societies with Restricted Liability Act and to sign and execute all documents, and do all things necessary in connection with the foregoing.

I, John R.S. Mackenzie, a Manager of CHC HELICOPTERS (BARBADOS) SRL do certify that the above is a true and correct copy of a special resolution of the sole Member duly adopted by Society on the 23rd day of October, 2014 and that such resolution is in full force and effect.

Dated this 23rd day of October, 2014

/s/ Christopher David Bynoe
Christopher David Bynoe
Manager

  Form 1

#493634 $750.00 2014-08-25

SOCIETIES WITH RESTRICTED LIABILITY ACT OF BARBADOS

(Section 5)

ARTICLES OF ORGANISATION

1.	Name of Society

CHC HELICOPTERS (BARBADOS) SRL

Society Number 1151

2.	The purpose for which the Society was formed

The Society is formed for the purpose of holding various investments in accordance with the Societies with Restricted Liability Act 1995-7.

3.	The duration of the Society (shall not exceed 50 years).

Perpetual

4.	The registered office of the Society in Barbados

Deighton House, Dayrells Road at Deighton, St. Michael, Barbados BB14030

5.	The name and address of the Society's agent in Barbados

Liza A. Harridyal-Sodha

The Grove, Number 21 Pine Road,

Belleville, St. Michael, Barbados BB11113

6.	The classes and any maximum number of quotas that the Society is authorized to issue.

The Society is authorized to issue an unlimited number of quotas designated as Common Quotas.

7.	Restriction on transfer of quotas

The annexed Schedule I is incorporated into this form.

8.	Restriction if any on business the Society may carry on

The Society shall not engage in any business other than the business of an International Society with Restricted Liability as defined in Societies with Restricted Liability Act 1995-7

9.	Other provisions if any

The annexed Schedule II is incorporated into this form.

10.	Signatories	Date: August 25, 2014

Name	Address	Signature

Liza A. Harridyal-Sodha	6 Gunsite, Brittons Hill, St. Michael,	/s/ Liza A. Harridyal-Sodha
Attorney-at-Law	Barbados BB14027

For Ministry use only
Society Number: 1137	Filed: 25-08-2014

Form 1

SOCIETIES WITH RESTRICTED LIABILITY ACT OF BARBADOS

Section (5)

ARTICLES OF ORGANISATION

Name of Society	Society No.

CHC HELICOPTERS (BARBADOS) SRL	1151

SCHEDULE I

7.	Restrictions on Transfer of Quotas:

In accordance with the Societies with Restricted Liability Act, 1995-7 (the "SRL Act"), a transferee shall not become a member of, or participate in the management of the business affairs of the Society unless all the Members unanimously consent in writing to the transfer. No transfer of quotas in the capital of the Society shall be registered without the approval of the Board of Managers of the Society or of a committee of the Board of Managers of the Society evidenced by resolution. The Board of Managers shall decline to register the transfer of any quotas which is not authorized by the Articles of the SRL Act or which is not effected in the manner prescribed by the Articles or the SRL Act.

Name	Address	Signature

Liza A. Harridyal-Sodha Attorney-at-Law	6 Gunsite, Brittons Hill, St. Michael, Barbados BB11113	/s/ Liza A. Harridyal-Sodha

Form 1

SOCIETIES WITH RESTRICTED LIABILITY ACT OF BARBADOS

Section (5)

ARTICLES OF ORGANISATION

Name of Society	Society No.

CHC HELICOPTERS (BARBADOS) SRL	1151

SCHEDULE II

9.	Other provisions if any:

This International Society with Restricted Liability may not:

A.	1.	acquire or hold land in Barbados, other than land required for business held by way of lease or tenancy agreement for a term not exceeding the period fixed in the Articles for the duration of the Society or such shorter period as circumstances require;
2.	transact business with any person resident in Barbados;
3.	take deposits from any person in contravention of the Financial Institutions Act 1996-16.

B.           Any invitation to the public to subscribe for quotas or debentures of the Society is prohibited.

Name	Address	Signature

Liza A. Harridyal-Sodha Attorney-at-Law	6 Gunsite, Brittons Hill, St. Michael, Barbados BB11113	/s/ Liza A. Harridyal-Sodha

BARBADOS

THE SOCIETIES WITH RESTRICTED LIABILITY ACT OF BARBADOS

BY-LAW NO. 1

A By-Law relating generally to the conduct of the affairs of:

CHC HELICOPTERS (BARBADOS) SRL

BE IT ENACTED as the by-laws of CHC HELICOPTERS (BARBADOS) SRL (hereinafter called the “Society”) as follows:

1.	INTERPRETATION

1.1	In this By-Law and all other by-laws of the Society, unless the context otherwise requires:

“Act”	means the Companies Act, Cap. 308 of the laws of Barbados as from time to time amended and every statute substituted therefor; and in the case of such amendment or substitution, any references in the by-laws of the Society to provisions of the Act or to specific provisions of the Act, shall be read as references to the provisions as amended or substituted therefor in the amendment or the new statute or statutes;

“Articles”	means the Articles of Organisation the Society as may be amended, restated or revived from time to time;

“By-Law”	means this general By-Law No. 1, as from time to time amended and every general By-Law substituted therefor as the same consolidates the all or any of the by-laws of the Society from time to time in force;

“by-law”	mean any by-law, or other rule or regulation with regard to the administration of the affairs of the Society having the force of a by-law in accordance with the Act, from time to time in force;

“Regulations”	means the Companies Regulations made under the Act, and all regulations substituted therefor and, in the case of such substitution, any references in the by-laws of the Society to provisions of the Regulations shall be read as references to the provisions substituted therefor in the new regulations;

“Members Agreement”	means a unanimous members agreement in accordance with section 133 of the Act, between the Society and each of the members of the Society, and binding on all the parties thereto.

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1.2        The word “person” includes individuals, companies, bodies corporate, limited liability companies, societies with restricted liability, partnerships (whether limited or general), firms, syndicates, joint ventures, trusts, un-incorporated associations, governmental authorities and agencies, and any legal entity or any other association of persons; and the word “individual” means a natural person.

1.3        All terms contained in the by-laws and not specifically defined, shall have the meanings given to such terms in the Act or the Regulations, as such terms may be qualified, amended or substituted in the Articles or the Members Agreement. Terms defined elsewhere in this By-Law, unless otherwise indicated, shall have such meaning in every by-law herein.

1.4        Unless the context clearly requires otherwise, the words “hereof" “herein” and “hereunder” and words of similar import, when used in this By-Law, shall refer to this By-Law as a whole and not to any particular by-law provision; wherever the word “include” “includes” or “including” is used in any by-law provision, it shall be deemed to be followed by the words “without limitation” unless clearly indicated otherwise, or required by the Act, the Regulations, the Articles or the Members Agreement.

1.5        The singular includes the plural and the plural includes the singular; and the masculine gender includes the feminine and neuter genders.

1.6        The division of this By-Law into sections, clauses, articles and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

2.          REGISTERED OFFICE

2.1        The registered office of the Society shall be in Barbados at such address as the Managers may fix from time to time by resolution.

3.          SEAL

3.1        Common Seal:    The common seal of the Society shall be such as the Managers may by resolution from time to time adopt.

3.2.1     Official Seal:     The Society may have one or more official seals for use in any country other than Barbados or for use in any district or place not situated in Barbados. Each official seal must be a facsimile of the common seal of the Society, with the addition on its face of every country, district or place where that official seal is to be used.

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3.2.2     The Society may by an instrument in writing under its common seal, authorise any person (appointed by resolution of Managers for that purpose) to affix an official seal of the Society to any document to which the Society is a party in the country, district or place where that official seal is designated for use.

3.2.3     The person who affixes an official seal of the Society to any document shall by writing under his hand, certify on that document the date on which, and the place at which, the official seal is affixed.

4.          MANAGERS

4.1        Number:         There shall be a minimum of 1 Managers and a maximum of 10 Managers of the Society.

4.2        Election:       Managers shall be elected by the members on a show of hands unless a poll is demanded in which case such election shall be by poll.

4.3        Tenure:           Unless his tenure is sooner determined, a Manager shall hold office from the date on which he is elected or appointed until the close of the annual meeting of the members next following but he shall be eligible for re-election if qualified.

4.3.1     A Manager shall cease to be a Manager:

(a)	if he becomes bankrupt or compounds with his creditors or is declared insolvent;

(b)	if he is found to be of unsound mind; or

(c)	if by notice in writing to the Society he resigns his office and any such resignation shall be effective at the time it is sent to the Society or at the time specified in the notice, whichever is later.

4.3.2     The members of the Society may, by ordinary resolution passed at a special meeting of the members, remove any Manager from office and a vacancy created by the removal of a Manager may be filled at the meeting of the members at which the Manager is removed.

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5.           POWERS OF MANAGERS

5.1         General:     Subject to a Members Agreement, the business and affairs of the

Society shall be managed by the Managers.

5.2        Borrowing Powers:     The Managers may not, without the approval of the members by special resolution:

(a)	borrow money upon the credit of the Society;

(b)	issue, reissue, sell or pledge debentures of the Society;

(c)	subject to section 53 of the Act, give a guarantee on behalf of the Society to secure performance of an obligation of any person; or

(d)	mortgage, charge, pledge or otherwise create a security interest in all or any property of the Society, owned or subsequently acquired, to secure any obligation of the Society.

5.2.1      The Managers may from time to time by resolution delegate to any officer of the Society all or any of the powers conferred on the Managers by by-law 5.2 hereof to the full extent thereof or such lesser extent as the Managers may in any such resolution provide.

5.2.2      The powers conferred by by-law 5.2 hereof shall be in supplement of and not in substitution for any powers to borrow money for the purposes of the Society possessed by its Managers or officers independently of a borrowing by-law.

5.3         Committee of Managers: The Managers may appoint from among their number a committee of Managers, subject to the Act, the Articles the Regulations and by-law 5.4 hereof, to be vested with such powers, authorities and discretions as the Board of Managers may from time to time determine.

5.4         Delegation of Powers: The Managers may delegate to any Manager, officer, or committee of Managers, any of the powers of the Managers except:

(a)	the submission to the members of any question or matter requiring the approval of the members;

(b)	the filling a vacancy among the Managers (except a vacancy resulting from an increase in the number or minimum number of Managers, or from a failure to elect the minimum number of Managers required by the Articles);

(c)	the filling of a vacancy among the Managers or in the office of auditor;

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(d)	the issue of quotas;

(e)	the declaration of a dividend;

(f)	the purchase, redemption or other acquisition of quotas issued by the Society;

(g)	the payment of a commission to any person in consideration for the purchase or the agreement to purchase any quotas of the Society;

(h)	the approval of a management proxy circular;

(i)	the approval of the financial statements of the Society; and

(j)	the adoption, amendment or repeal of any by-laws of the Society.

6.           MEETINGS OF MANAGERS

6.1         Place of Meeting: Meetings of the Managers and of any committee of the Managers may be held within Barbados.

6.2         NOTICE: A meeting of the Managers may be convened at any time by any Manager or the Secretary, when directed or authorised by any Manager.

6.2.1      Except for a meeting called for the transaction of the following business:

(a)	the submission to the members of any question or matter requiring the approval of the members;

(b)	the filling of a vacancy among the Managers or in the office of auditor;

(c)	the issue of quotas;

(d)	the declaration of a dividend;

(e)	the purchase, redemption or other acquisition of quotas issued by the Society;

(f)	the payment of a commission to any person in consideration for the purchase or the agreement to purchase any quotas of the Society;

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(g)	the approval of a management proxy circular;

(h)	the approval of the financial statements of the Society; and

(i)	the adoption, amendment or repeal of any by-laws of the Society;

the notice of any such meeting need not specify the purpose of or the business to be transacted at the meeting. Notice of any such meeting shall be served in the manner specified in by-law 18.1 not less than two (2) days (exclusive of the day on which the notice is delivered or sent but inclusive of the day for which notice is given) before the meeting is to take place. A Manager may in any manner waive notice of a meeting of the Managers and attendance of a Manager at a meeting of the Managers shall constitute a waiver of notice of the meeting except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

6.2.2      It shall not be necessary to give notice of a meeting of the Managers to a newly elected or appointed Manager for a meeting held immediately following the election of Managers by the members or the appointment to fill a vacancy among the Managers.

6.3         Quorum: Subject to this by-law 6.3, the majority of the Managers then in office shall form a quorum for the transaction of business and a quorum may exercise all the powers of the Managers. No business shall be transacted at a meeting of Managers unless a quorum is present If a quorum is present at the opening of any meeting of the Managers, the Managers may proceed with the business of the meeting notwithstanding a quorum is not present throughout the meeting. If a quorum is not present within thirty (30) minutes of the time fixed for a meeting of Managers, the Managers shall not transact any business, but shall adjourn the meeting shall to a date not less than five (5) days after the date of the originally scheduled meeting. At any such adjourned meeting, a majority of the Managers shall form a quorum for the transaction of business and, notwithstanding any vacancy among the Managers, may exercise all the powers of the Managers at such adjourned meeting.

6.4         A meeting of Managers or of any committee of the Managers may be held by means of telephone or other communications facility that permits all persons participating in the meeting to hear each other, and a Manager participating in such a meeting by such means is deemed to be present at that meeting. A meeting of Managers or of any committee of the Managers held by means of telephone or other communications facility that permits all persons participating in the meeting to hear each other shall be deemed to be held at the place where the chairman of the meeting is located.

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6.5        Voting:    Questions arising at any meeting of the Managers shall be decided by a majority of votes. In case of an equality of votes the chairman of the meeting, in addition to his original vote, shall not have a second or casting vote.

6.6        Alternate Manager:    In addition to the power vested in the members under section 66.1 of the Act, a Manager (not being an alternate Manager appointed under section 66.1 of the Act), may by written notice to the Society appoint any person to be his alternate to act in his place at meetings of the Managers at which he is not present or by the by-laws deemed not to be present. A duly certified copy of the document whereby any such appointment is made shall be filed with the Society before any such individual acts as alternate as aforesaid. A Manager may at any time by written notice to the Society revoke the appointment of an alternate appointed by him.

6.6.1      Except for an alternate who is a Manager of the Society, every appointment of an alternate shall be confirmed by the meeting of the Board of Managers for which he is appointed. Valid confirmation at the meeting of the Board of Managers shall be given, provided that no Manager then present records his objection to appointment of such person as an alternate. In the event that any Managers present at any meeting records his objection to the appointment of a person appointed as the alternate of a Manager, the Chairman of the meeting, shall adjourn the meeting for a period of not less than two (2) days. The Secretary shall immediately thereupon give notice of the objection to the Manager who appointed the alternate.

6.6.2      Every alternate appointed under by-law 6.6 shall be entitled to attend and vote at meetings at which the person who appointed him is not present or deemed to be present and, if he is a Manager, to have a separate vote on behalf of the Manager he is representing in addition to his own vote.

6.7         Corporate Representative: A person who is a Manager of the Society but who is not an individual, shall by such procedure as may be appropriate for the management of the business and affairs of such person appoint an individual to act as such person's representative as a Manager of the Society with power to exercise all of the powers of a Manager of the Society. The person appointing any such individual shall remain fully liable as a Manager of the Society notwithstanding any such appointment. A duly certified copy of the resolution or document whereby any such appointment is made shall be filed with the Society before any such individual acts as representative as aforesaid. Any person appointing an individual under the provisions of this by-law may from time to time revoke the appointment of any such individual and appoint another in his place or stead.

6.8         RESOLUTION IN LIEU OF MEETING: Notwithstanding any of the foregoing provisions of this by-law a resolution in writing signed by all the Managers entitled to vote on that resolution at a meeting of the Managers or any committee of the Managers is valid as if passed at a meeting of the Managers or any committee of the Managers.

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7.           REMUNERATION OF MANAGERS

7.1         The remuneration to be paid to any of the Managers shall be such as the members may from time to time determine and such remuneration may be in addition to the salary paid to any officer or employee of the Society who is also a Manager. The members may also award special remuneration to any Manager undertaking any special services on the Society’s behalf other than the duties ordinarily required of a Manager. The Managers shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Society.

8.          APPROVAL OF TRANSACTIONS BY MEMBERS

8.1.1     The Managers in their discretion may submit any contract, act or transaction for approval or ratification at any annual meeting of the members or at any special meeting of the members called for the purpose of considering the same.

8.1.2     Where a Manager votes in a resolution of Managers approving, ratifying or confirming any contract, act or transaction, in which that Manager is a party, or a Manager or officer or has a material interest in any body which is a party, the approval, confirmation or ratification of the Managers must be approved by special resolution of the members, to whom notice of the nature and extent of the Manager’s interests in the contract must be declared and disclosed in reasonable detail, in accordance with the Act.

8.1.3     Except for a contract, act or transaction referred to in section 8.1.1 of the by-laws, any such contract, act or transaction that is approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Society’s articles or any other by-law) shall be as valid and as binding upon the Society and upon all the members as though it had been approved, ratified or confirmed by every member of the Society.

8.2        In accordance with the Act, but subject to any additional requirements imposed by the Act or other applicable law and notwithstanding any contrary provision in the Members Agreement, a special resolution of the members of the Society shall be required to cause or permit the Society to do any of the following actions:

(a)	to amend the Articles;

(b)	to amalgamate the Society;

(c)	to enter into any merger or consolidation or any other manner of reorganisation;

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(d)	to sell, lease or exchange all or substantially all of the assets of the Society, (other than in the ordinary course of business of the Society);

(e)	to transfer, sell, exchange, assign, encumber or otherwise dispose of the quotas in the Society.

9.           LIMITATION OF LIABILITY OF MANAGERS AND OFFICERS

9.1         No Manager or officer of the Society shall be liable to the Society for:

(a)	the acts, receipts, neglects or defaults of any other Manager or officer or employee or for joining in any receipt or act for conformity;

(b)	any loss, damage or expense incurred by the Society through the insufficiency or deficiency of title to any property acquired by the Society or for or on behalf of the Society;

(c)	the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Society shall be placed out or invested;

(d)	any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, including any person with whom any moneys, securities or effects shall be lodged or deposited; or

(e)	any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto;

unless the same happens by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Society and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

9.2         Nothing herein contained shall relieve a Manager or officer from the duty to act in accordance with the Act or Regulations or relieve him from liability for a breach thereof.

9.2.1      The Managers for the time being of the Society shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name of or on behalf of the Society, except such as are submitted to and authorised or approved by the Managers.

9.2.2     If any Manager or officer of the Society is employed by or performs services for the Society otherwise than as a Manager or officer or is a member of a firm or a member, Manager or officer of a body corporate which is employed by or performs services for the Society, the fact of his being a member, Manager or officer of the Society shall not disentitle such Manager or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

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10.        INDEMNITIES TO MANAGERS AND OFFICERS

10.1      Subject to section 97 of the Act, except in respect of an action by or on behalf of the Society to obtain a judgement in its favour, the Society shall indemnify a Manager or officer of the Society; a former Manager or officer of the Society; a person who acts or acted at the Society’s request as a Manager or officer of a body corporate of which the Society is or was a member or creditor; and the personal representatives of each; against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Manager or officer of such Society, provided that:

(a)	he acted honestly and in good faith with a view to the best interests of the Society; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

10.2      With the approval of the court, in respect of an action by or on behalf of the Society to obtain a judgement in its favour, the Society shall indemnify a Manager or officer of the Society; a former Manager or officer of the Society; a person who acts or acted at the Society’s request as a Manager or officer of a body corporate of which the Society is or was a member or creditor; and the personal representatives of each; to which such person is made a party by reason of being or having been a Manager of the Society or body corporate, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him in respect of any action or proceeding, provided that:

(a)	he acted honestly and in good faith with a view to the best interests of the Society; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

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10.3       The Society shall indemnify a Manager or officer of the Society; a former Manager or officer of the Society; a person who acts or acted at the Society’s request as a Manager or officer of a body corporate of which the Society is or was a member or creditor; and the personal representatives of each; to which such person is made a party by reason of being or having been a Manager of the Society or body corporate, against all costs, charges and expenses, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Manager or officer of such Society, provided that:

(a)	he was substantially successful on the merits in his defence of the action or proceeding;

(b)	he acted honestly and in good faith with a view to the best interests of the Society; and

(c)	he is fairly and reasonably entitled to an indemnity.

10.4         The Society may insure or obtain third-party insurance for the benefit of a Manager or officer of the Society; a former Manager or officer of the Society; a person who acts or acted at the Society’s request as a Manager or officer of a body corporate of which the Society is or was a member or creditor; and the personal representatives of each, against any liability incurred by him in his capacity of a Manager or officer of the Society for failure to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

11.         OFFICERS

11.1       Appointment:     The Managers shall as often as may be required appoint a Secretary and, if deemed advisable, may as often as may be required designate any other offices and appoint officers of the Society, who shall have such authority and shall perform such duties as may from time to time be prescribed by the Managers. Two or more offices may be held by the same person.

11.2       Remuneration:    The remuneration of all officers appointed by the Managers shall be determined from time to time by the resolution of the members. The fact that any officer or employee is a Manager or member of the Society shall not disqualify him from receiving such remuneration as may be determined.

11.3       Powers and Duties:     All officers shall sign such contracts, documents or instruments in writing as require their respective signatures and shall respectively have and perform all powers and duties incident to their respective offices and such other powers and duties respectively as may from time to time be assigned to them by the Managers.

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11.4       Delegation:     In case of the absence or inability to act of any officer of the Society, or for any other reason that the Managers may deem sufficient the Managers may delegate all or any of the powers of such officer to any other officer or to any Manager.

11.5       Secretary:    The Secretary shall give or cause to be given notices for all meetings of the Managers, any committee of the Managers and the members when directed to do so and shall have charge of the minute books and seal of the Society and of the records (other than accounting records) referred to in section 170 of the Act.

11.6       Assistant Secretary:     If appointed, an Assistant Secretary or, if more than one, the Assistant Secretaries, shall respectively perform all the duties of the Secretary, in the absence or inability or refusal to act of the Secretary.

11.7       Vacancies:    If the office of any officer of the Society becomes vacant by reason of death, resignation, disqualification or otherwise, the Managers by resolution shall, in the case of the Secretary, and may, in the case of any other office, appoint a person to fill such vacancy.

12.         MEMBERS’ MEETINGS

12.1       Annual Meeting:     Subject to the provisions of section 105 of the Act, the annual meeting of the members shall be held on such day in each year and at such time as the Managers may by resolution determine at any place within Barbados.

12.1.1    For the purposes of by-law 12.1, a member entitled to vote at the annual meeting shall be deemed to agree to the convening of the annual meeting of the Society outside of Barbados, at the place specified in the notice of such annual meeting, unless such member delivers prior to or at the annual meeting its dissent to such meeting, or pursuant to the Act, attends the meeting for the express purpose of objecting to the transaction of business at that annual meeting on the grounds that such meeting is not lawfully held.

12.2       Special Meetings: Special meetings of the members may be convened at any date and time and at any place within Barbados.

12.2.1    For the purposes of by-law 12.2, a member entitled to vote at any special meeting shall be deemed to agree to the convening of the special meeting of the Society outside of Barbados, at the place specified in the notice of such special meeting, unless such member delivers prior to or at the annual meeting its dissent to such meeting, or pursuant to the Act, attends the meeting for the express purpose of objecting to the transaction of business at that special meeting on the grounds that such meeting is not lawfully held.

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12.3      Requisitioned Meetings:    The Managers shall, on the requisition of the holders of not less than five percent of the issued quotas of the Society that carry a right to vote at the meeting requisitioned, forthwith convene a meeting of members, and in the case of such requisition the following provisions shall have effect:

(a)	the requisition must state the purposes of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more of the requisitionists;

(b)	if the Managers do not, within twenty-one (21) days from the date of the requisition being so deposited, proceed to convene a meeting, the requisitionists or any of them may themselves convene the meeting, but any meeting so convened shall not be held after three (3) months from the date of such deposit;

(c)	unless section 129 (3) of the Act applies, the Managers shall be deemed not to have duly convened the meeting if they do not give such notice as is required by the Act within fourteen (14) days from the deposit of the requisition;

(d)	any meeting convened under this by-law by the requisitionists shall be called as nearly as possible in the manner in which meetings are to be called pursuant to the by-laws and Divisions E and F of Part 1 of the Act; and

(e)	a requisition by joint holders of quotas must be signed by all such holders.

12.4      Notice:   A printed, written or typewritten notice stating the day, hour and place of meeting shall be given by serving such notice on each member entitled to vote at such meeting, on each Manager and on the auditor of the Society in the manner specified in by-law 18.1 hereof, not less than twenty-one (21) days or more than fifty (50) days (in each case exclusive of the day for which the notice is delivered or sent and of the day for which notice is given) before the date of the meeting. Notice of a meeting at which special business is to be transacted shall state (a) the nature of that business in sufficient detail to permit the member to form a reasoned judgement thereon, and (b) the text of any special resolution to be submitted to the meeting.

12.5      Waiver OF Notice:   A member and any other person entitled to attend a meeting of members may in any manner waive notice of a meeting of members and attendance of any such person at a meeting of members shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

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12.6       Omission of Notice: The accidental omission to give notice of any meeting or any irregularity in the notice of any meeting or the non-receipt of any notice by any member, Manager or the auditor of the Society shall not invalidate any resolution passed or any proceedings taken at any meeting of the members.

12.7       Votes: Every question submitted to any meeting of members shall be decided in the first instance by a show of hands unless a person entitled to vote at the meeting has demanded a poll.

12.7.1    At every meeting at which he is entitled to vote, every member, proxy holder or individual authorised to represent a member shall, subject to the articles, have one vote for every quota held by the member.

12.7.2    At any meeting unless a poll is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

12.7.3    When the Chairman, the President and the Vice-President are absent, the persons who are present and entitled to vote shall choose another Manager as chairman of the meeting; but if no Manager is present or all the Managers present decline to take the chair, the persons who are present and entitled to vote shall choose one of their number to be chairman.

12.7.4    A poll, either before or after vote by a show of hands may, be demanded by any person entitled to vote at the meeting. If at any meeting a poll is demanded on the election of a chairman or on the question of adjournment it shall be taken forthwith without adjournment. If at any meeting a poll is demanded on any other question or as to the election of Managers, the vote shall be taken by poll in such manner and either at once, later in the meeting or after adjournment as the chairman of the meeting directs. The result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A demand for a poll may be withdrawn.

12.7.5    If two (2) or more persons hold quotas jointly, one of those holders present at a meeting of members may, in the absence of the other, vote the quotas; but if two (2) or more of those persons who are present, in person or by proxy vote, they must vote as one on the quotas jointly held by them.

12.8       Corporate Representative: A body corporate or association which is a member of the Society, may be represented at any annual or special general meeting of the Society, by an individual who in his capacity as a Manager or officer of that body corporate or association is authorised under its governing instruments to represent that body corporate or association or by an individual authorised by a resolution of the Managers or governing body of that body corporate or association to represent it at meetings of members of the Society.

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12.9      Proxies:   Votes at meetings of members may be given either personally (in the case of a body corporate or association by an individual described in by-law 12.8) or by proxy.

12.9.1   A proxy shall be executed by the member or his attorney authorised in writing and is valid only at the meeting in respect of which it is given or any adjournment thereof.

12.9.2   A person appointed by proxy need not be a member.

12.9.3   Subject to the provisions of Part V of the Regulations, a proxy may be in the following form:

The undersigned member of CHC HELICOPTERS (BARBADOS)

SRL

hereby appoints

of

or failing him

of

as the nominee of the undersigned to attend and act for the undersigned and on behalf of the undersigned at the meeting of the members of the said Society to be held on [__________] and at any adjournment or adjournments thereof in the same manner, to the same extent and with the same powers as if the undersigned were present at the said meeting or such adjournment or adjournments thereof

Dated this                         day of                                            20                          .

Signature of Member

12.10    Adjournment:    The chairman of any meeting may with the consent of the meeting adjourn the same from time to time to a fixed time and place and no notice of such adjournment need be given to the members unless the meeting is adjourned by one or more adjournments for an aggregate of thirty (30) days or more in which case notice of the adjourned meeting shall be given as for an original meeting. Any business that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same may be brought before or dealt with at any adjourned meeting for which no notice is required.

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12.11     Quorum:     Subject to the Act, and except in the case of a Society having only one member a quorum for the transaction of business at any meeting of the members shall be two persons present in person, each being either a member entitled to vote thereat, or a duly appointed proxy holder or representative of a member so entitled. If a quorum is present at the opening of any meeting of the members, the members present or represented may proceed with the business of the meeting notwithstanding a quorum is not present throughout the meeting. If a quorum is not present within thirty (30) minutes of the time fixed for a meeting of members, the persons present and entitled to vote may adjourn the meeting to a fixed time and place but may not transact any other business.

12.12     Resolution in lieu Of meeting:   Notwithstanding any of the foregoing provisions of this by-law a resolution in writing signed by all the members entitled to vote on that resolution at a meeting of the members is, subject to section 128 of the Act, as valid as if it had been passed at a meeting of the members.

13.         QUOTAS

13.1       Allotment and Issuance:    Subject to the Act, the Articles and the Members Agreement, quotas in the capital of the Society may be allotted and issued by resolution of the members at such time and on such terms and conditions and to such persons or class of persons as the members determine.

13.2       Certificates:    Quota certificates and the form of quota transfer shall (subject to section 181 of the Act) be in such form as the members may by resolution approve, and such certificates shall be signed by any two officers or Managers of the Society.

13.2.1    The Managers or any agent designated by the Managers may in their or his discretion direct the issuance of a new quota certificate or other such certificate in lieu thereof consequent upon the change of name of the registered member pursuant to an amendment to the corporate instruments of the registered member to effect a change of name; an amalgamation between the registered member and another legal entity; a transfer of quotas by operation of law; or any other change in the corporate instruments of the registered member.

13.2.2    The Managers or any agent designated by the Managers may in their or his discretion direct the issuance of a new quota certificate or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken, on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Managers may from time to time prescribe, whether generally or in any particular case.

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14.        TRANSFER OF QUOTAS AND DEBENTURES

14.1      Transfer:   The quotas or debentures of a Society may be transferred by a written instrument of transfer signed by the transferor and naming the transferee.

14.2      Registers:   Registers of quotas and debentures issued by the Society shall be kept at the registered office of the Society or at such other place in Barbados as may from time to time be designated by resolution of the Managers.

14.3       Surrender of Certificates:   Subject to section 179 of the Act, no transfer of quotas or debentures shall be registered unless or until the certificate representing the quotas or debentures to be transferred has been surrendered for cancellation.

14.4      Member in Default to the Society:    If so provided in the Articles or the Members Agreement, the Society has a lien on a quota registered in the name of a member or his personal representative for a debt of that member to the Society, or for any default in its obligation owing to the Society under the Members Agreement.

14.4.1   By way of enforcement of a lien under by-law 14.4, the Managers may refuse to permit the registration of a transfer of such quota, and may exercise any right to repurchase all of the quotas of any defaulting member. Until completion of such repurchase in accordance with the Members’ Agreement (and notwithstanding that any amounts due in respect of such repurchase remain due and outstanding) the Society shall have the right to exercise all rights in respect of the quotas, (including without limitation the right to vote at any annual or special general meeting of the Society and to receive all dividends and distributions in respect thereof), and the defaulting member shall have only the rights accorded under the Members Agreement.

15.         DIVIDENDS

15.1       The Managers may from time to time by resolution declare and the Society may pay dividends out of realised profits of the Society, on the issued and outstanding quotas in the capital of the Society subject to the Articles and provided that there are not reasonable ground for believing that:

(a)         the Society is unable (or would after the payment) be unable to pay its liabilities as they become due; and

(b)         the realisable value of the Society’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

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15.1.1    In the event that several persons are registered as the joint holders of any quotas, any one of such persons may give effectual receipts for all dividends and payments on account of dividends.

16.         VOTING IN OTHER COMPANIES

16.1      All quotas or debentures carrying voting rights in any other body corporate that are held from time to time by the Society may be voted at any and all meetings of members, debenture holders (as the case may be) of such other body corporate and in such manner and by such person or persons as the Managers of the Society shall by resolution from time to time determine. The officers of the Society may for and on behalf of the Society from time to time:

(a)          execute and deliver proxies; and

(b)          arrange for the issuance of voting quotas or other evidence of the right to vote;

in such names as the Managers by resolution determine, without the necessity of any further action by the Managers.

17.         INFORMATION AVAILABLE TO MEMBERS

17.1       The documents, books and registers and accounting records of the Society shall be open to the inspection of members at any time and a member shall have every right to inspect any document or book or register or accounting record of the Society.

18.         NOTICES

18.1       Method of Giving Notice: Any notice or other document required by the Act, the Regulations, the Articles or the by-laws to be sent to any member, debenture holder, Manager or auditor may be delivered by hand or sent by air courier, registered mail, facsimile, telecopier electronic mail or other instantaneous electronic means to any such person at his latest address as shown in the records of the Society or its transfer agent and to any such Manager at his latest address as shown in the records of the Society or in the latest notice filed under section 66 or 74 of the Act, and to the auditor at his business address.

18.2       Waiver of Notice: Notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto.

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18.3      Undelivered Notices:    If a notice or document is sent to a member or debenture holder by prepaid mail in accordance with this by-law and the notice or document is returned on three (3) consecutive occasions because the member or debenture holder cannot be found, it shall not be necessary to send any further notices or documents to the member or debenture holder until he informs the Society in writing of his new address.

18.4      Quotas and Debentures Jointly Registered:   All notices or other documents with respect to any quotas or debentures registered in more than one name shall be given to whichever of such persons is named first in the records of the Society and any notice or other document so given shall be sufficient notice or delivery to all the holders of such quotas or debentures.

18.5      Persons Entitled by Operation of Law:   Subject to section 184 of the Act, every person who by operation of law, transfer or by any other means whatsoever becomes entitled to any quota is bound by every notice or other document in respect of such quota that, previous to his name and address being entered in the records of the Society is duly given to the person from whom he derives his title to such quota.

18.6      Deceased Members:   Subject to section 184 of the Act, any notice or other document delivered or sent by air courier, registered mail, facsimile, telecopier electronic mail or other instantaneous electronic means or left at the address of any member as the same appears in the records of the Society shall, notwithstanding that such member is deceased, and whether or not the Society has notice of his death, be deemed to have been duly served in respect of the quotas held by him (whether held solely or with any other person) until some other person is entered in his stead in the records of the Society as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his personal representatives and on all persons, if any, interested with him in such quotas.

18.7      Signature of Notices:   The signature of any Manager or officer of the Society to any notice or document to be given by the Society may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

18.8      Computation of Time:   Where a notice extending over a number of days or other period is required under any provisions of the Articles or the by-laws the day of sending the notice shall, unless it is otherwise provided, be counted in such number of days or other period.

18.9      Proof of SERVICE:   Where a notice required under by-law 18.1 hereof is delivered to the person to whom it is addressed in the manner prescribed in by-law 18.1 hereof, notice shall be deemed to be received:

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(a)         if delivered by hand, at the time of delivery;

(b)         if delivered by registered mail, on the fifth day after such notice is mailed, provided that if such day of deemed receipt is not a business day (in the jurisdiction of the recipient), then notice shall be deemed received at the commencement of business on the business day immediately following the day of deemed receipt; and

(c)         if delivered by facsimile, telecopier, electronic mail or other instantaneous electronic means, at the time of transmission so stated (if any), provided that in the absence of a statement of transmission or if such time of deemed receipt is not a business day (in the jurisdiction of the recipient), or within the hours during which business is normally conducted by the recipient then notice shall be deemed received at the commencement of business on the business day immediately following the day of transmission,

18.9.1   A certificate of an officer of the Society in office at the time of the making of the certificate or of any transfer agent of quotas of any class of the Society as to facts in relation to the delivery or sending of any notice shall be conclusive evidence of those facts.

19.         BANKING AUTHORISATIONS

19.1       Deposit of Funds:   All funds of the Society shall be deposited in the name of the Society with such bank, bankers or trust Society or other duly licensed financial institution or intermediary as may be designated from time to time by the Board of Managers.

19.2       Authorised Withdrawals:   Withdrawals from the accounts of the Society, and all banking authorisations may be made by commercially recognised means, including telephone instruction, electronic funds transfer, manual signature and facsimile signature signed and/or countersigned by such persons and in the manner, as may be authorised by the Board of Managers to sign and/or countersign the same, provided that no person shall be authorised to sign and countersign the same authorisation.

20.         EXECUTION OF INSTRUMENTS

20.1       In the absence of any resolution of the Managers of the Society, contracts, documents or instruments in writing requiring the signature of the Society, including (subject to section 134 of the Act), all instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such quotas, stocks, bonds, debentures, rights, warrants or other securities, may be signed by any one or more persons designated by resolution of the Managers as an Authorised Representative of the Society. All contracts, documents and instruments in writing so signed shall be binding upon the Society without any further authorisation or formality.

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20.2      The Managers shall have power from time to time by resolution to appoint any officers or persons on behalf of the Society either to sign certificates for quotas in the Society and contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

20.3.1   The common seal of the Society may be affixed to contracts, documents and instruments in writing signed as aforesaid by any Manager, officer or other person specified in by-law 20.1 hereof, or by any Manager, officer or other person appointed by resolution under by-law 20.2 hereof.

20.3.2   An official seal which the Society may have, as it is authorised to do by by-law 3.2 hereof, may be affixed to any document to which the Society is part in the country, district or place where such official seal can be used by a person appointed for that purpose by the Society by an instrument in writing under the common seal and a person who affixes an official seal of the Society to a document shall do so in accordance with section 25(6) of the Act.

21.        SIGNATURES

21.1      The signature of any Manager or officer of the Society or any other person on behalf of the Society (whether under the authority of by-law 20.1 or appointed by resolution of the Managers pursuant to by-law 20.2) may, if specifically authorised by resolution of the Managers, be printed, engraved, lithographed or otherwise mechanically reproduced upon any certificate for quotas in the Society or contract, documents or instrument in writing, bond, debenture or other security of the Society executed or issued by or on behalf of the Society.

21.2      Any document or instrument in writing on which the signature of any such officer or person is so reproduced shall be deemed to have been manually signed by such officer or person whose signature is so reproduced and shall be as valid to all intents and purposes as if such document or instrument in writing had been signed manually and notwithstanding that the officer or person whose signature is so reproduced has ceased to hold office at the date on which such document or instrument in writing is delivered or issued.

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22.        FINANCIAL YEAR

22.1      The Managers may from time to time by resolution establish the financial year of the Society.

23.        CONSTRUCTION OF BY-LAWS

23.1      These by-laws shall be the complete rules and regulations for the purpose of regulating the business of the Society in accordance with the provisions of the Act and the Regulations.

23.2.1    These by-laws are subject to the Act and the Articles, and are to be read and construed to the fullest extent possible in a manner consistent with the Act and the Articles; and to give effect to all duties, rights and obligations prescribed in the Act and the Articles.

23.2.2    Notwithstanding the foregoing, in the event that any provision herein is inconsistent with, conflicts with or is at variance with the Act or the Articles, this document shall be deemed to be amended (and shall be amended at the earliest opportunity by special resolution of the members), to the extent necessary to ensure conformity between these by-laws and that inconsistent provision of the Act and the Articles.

24.        AMENDMENT OF BY-LAWS

24.1      This By-Law may be amended, varied, modified repealed or replaced only by special resolution of the members.

24.2      Subject to by-law 24.1, this By-Law may be restated, and further by-laws may be enacted by resolution of the Board of Managers; provided that such restatement, or the terms of such further by-laws (the “Permitted Amendment”) is submitted to the members of the Society for ratification and approval by ordinary resolution at the next annual or special meeting of the Society.

24.2.1   Notwithstanding any omission or failure to give notice to the members in accordance with the provisions of by-law 12.4 hereof, the members entitled to vote at any annual or special meeting at which the Permitted Amendment must be considered in accordance with by-law 24.2 hereof, shall be deemed to have received notice that such meeting has been called to consider (in addition to any other matters), the Permitted Amendment and its ratification and approval (a) in sufficient detail to permit the members to form a reasoned judgement thereon, and (b) with the text of an approval and ratification resolution.

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24.3       Where the Permitted Amendment is confirmed or further amended by the members pursuant to by-law 24.2 hereof, the Permitted Amendment (in the form in which it was confirmed or amended), shall be effective from the date of the resolution of the Managers approving and enacting the Permitted Amendment. In the event that the Permitted Amendment is rejected by the members, pursuant to by-law 24.2 hereof, the Permitted Amendment shall be effective from the date of the resolution of the Managers approving and enacting the Permitted Amendment until the date rejected by the members.

24.4.1    The members may defer consideration of the Permitted Amendment to an adjourned or later annual or special general meeting of the Society, and in any such event, the Permitted Amendment in the form approved by the Managers, shall continue in effect until the date of such adjourned or later annual or special general meeting of the Society to which consideration of the Permitted Amendment has been deferred, and the provisions of by-law 24.3 hereof apply to any resolution of the members adopted at any such adjourned or later annual or special general meeting of the Society.

24.4.2    Except where the members expressly reject a resolution calling for the approval and ratification of the Permitted Amendment, or expressly declare the non-applicability of by-law 24.4.1 hereof, any failure to adopt a resolution approving and ratifying a Permitted Amendment (with or without any modification or further amendment), shall be deemed as a resolution to defer consideration of the Permitted Amendment to an adjourned or later annual or special general meeting of the Society pursuant to by-law 24.4.1.

ENACTED this 12th day of September 2014

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